QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

TRANSLATION FOR CONVENIENCE ONLY

TENANCY AGREEMENT

Made and signed this 1 day of December 2003

BETWEEN	Kibbutz Eyal Cooperative Agricultural Society Ltd., No. 57-000507-4 Mobile Post Central Sharon, 45840, Kibbutz Eyal (hereinafter—"the Kibbutz")
AND
Eyal Hasharon Farmers
Agricultural Cooperative Society Ltd.,
No. 57-003560-0
Mobile Post Central Sharon, 45840, Kibbutz Eyal
(hereinafter: "the Society")
(The Kibbutz and the Society being hereinafter jointly called—"the Landlord").
of the one part:
AND:	Eyal Optical Industries (1995) Ltd. Private company No. 51-210163-5 Mobile Post Central Sharon, 45840, Kibbutz Eyal (hereinafter—"the Company" and/or "the Tenant").
of the other part:
Whereas
the Landlord is the holder of a long-term headlease in the land and buildings known as Block 7589, part of Parcel 8 delineated in red on the plan attached as Appendix 'A' hereto (hereinafter—"the Factory" or "the Complex"—as appropriate); and
Whereas	the Tenant has requested from the Landlord and the Landlord is desirous of granting to the Tenant, an unprotected tenancy of the Premises (as hereinafter defined); and
Whereas	the parties are desirous of regulating the rights and obligations and the agreement between them as more particularly set out in this Agreement;

It is therefore declared, agreed and stipulated between the parties as follows:

1.
Preamble and Appendices

1.1
The preamble and Appendices hereto constitute an integral part thereof.

1.2
The headings in this Agreement have been inserted for convenience only.

2.
Definitions

  Unless the context otherwise requires, the following terms in this Agreement shall bear the meanings set out opposite them:

"the Factory"—	the factory building having an area of approximately 970 square meters delineated in blue on the plan attached hereto as Appendix 'B'.
"the Warehouses"—	the Warehouses having an area of approximately 1,198 square meters delineated in green on the plan attached hereto as Appendix 'B'.
"the Premises"—	the Factory and the Warehouses (as hereinbefore defined) including the Additional Buildings and New Construction (as defined in section 6.1.3 hereof).
"Shamir"—	Shamir Development and Optical Industry Agricultural Co-operative Society Ltd., No. 57-003541-0, having its address at Upper Galilee Mobile Post 2135, Kibbutz Shamir.
"the Agreement"—	This Agreement, including the Appendices thereto.
"Dollar"—	US Dollar.
"representative rate of exchange"—
The representative rate of exchange of the Dollar compared with the New Shekel, published by the Bank of Israel from time to time being the last representative rate of exchange known on the date of making the particular payment, provided that payment will be made on the date on which banks conduct transactions in foreign currency, and in any event not later than 12:00 noon of the date of making the payment.

If any payment is paid on a day on which the representative rate of exchange is not published, or after 12:00 noon, such payment will be computed in accordance with the representative rate of exchange first published after the date of making the payment (hereinafter—"the New Rate"). Accordingly, such payment will be made in accordance with the representative rate of exchange known on the date of payment, and immediately after publication of the New Rate, an adjustment of the amount will be made and the party liable will pay (or refund) to the entitled party the difference immediately upon publication of the New Rate.

If the Bank of Israel ceases to regularly publish the representative rate of exchange, the representative rate of exchange of the Dollar in New Shekels will be fixed for purposes of this Agreement in accordance with the mean rate between the buying and the selling rate of the US Dollar for transfers and checks in Bank Hapoalim BM on the date payment is made.
"CPI"—
The Consumer Price Index (including fruit and vegetables), published by the Central Bureau of Statistics, even if published by any other governmental institution, including any other official index in substitution therefor; in the absence of any official index, the CPI for purposes of this Contract will be that customary in Bank Hapoalim BM.
"CPI—Linked"—	The amount linked increased by the rate of increase of the Consumer price index in accordance with the New CPI known in comparison with the Base CPI.
"Base CPI"—	The CPI known on the date of making this Agreement, that is for the month of November 2003.

3.
Approvals

  The parties are aware that the tenancy of the Factory to which this Agreement relates is in accordance with Decision No. 834 of the Israel Lands Administration.

4.
The Tenancy

4.1
The Landlord hereby grants to the Tenant and the Tenant hereby takes from the Landlord, a tenancy of the Premises.

4.2
The tenancy is for the term and on the conditions set out in this Agreement.

4.3
The purpose of the tenancy is to continue the operation of an optics plant (hereinafter—"the Tenancy Purpose") subject to the performance of all the Tenant's undertakings under this Agreement, including performance of its undertakings to make all the payments under this Agreement.

4.4
The Tenant undertakes not to make any use of the Premises other than for the Tenancy Purpose, unless it first receives the prior written approval of the Landlord.

5.
Term of the Tenancy

5.1
The tenancy of the Premises under this Agreement is for a term of 10 (ten) years commencing in January 2003 and expiring not later than 31 December 2012 (hereinafter—"the Tenancy Term").

    Delivery of possession in the Premises will be effective on the date of the commencement of the Tenancy Term.

  5.2
  The Landlord may bring this Agreement to an end before the expiration of the Tenancy Term in the event of the Tenant committing a fundamental breach of this Agreement.

  5.3
  Notwithstanding the foregoing, the Tenant will be entitled, after 5 (five) years from the commencement of the Tenancy Term, to bring this Agreement to an end by 12 months' prior notice to the Landlord in the event of a decision being adopted by the executive of Shamir to terminate production of plastic lenses in Israel on a commercial basis and the Company no longer requiring the Premises.

  5.4
  If such a decision mentioned in section 5.3 above is adopted, the Tenant will be entitled to sub-lease the Premises or any part thereof, provided the prior written consent of the Landlord will have been received to the identity of the sub-tenant and the use that it will make of the Premises, by its authorized signatories, and subject to the Landlord's rights in accordance with this Agreement not being prejudiced and subject to the Tenant remaining jointly and severally liable with the sub-tenant for the performance of its obligations under this Agreement.

    The Landlord will not unreasonably withhold its consent to the identity of and use to be made by, the sub-tenant of the Premises.

6.
Rent

6.1
The rent in respect of the term of this Agreement and the manner of the payment thereof will be as follows:

6.1.1
In respect of the Factory, the Tenant will pay the Landlord for each month the amount in Shekels equal to the sum of $4,035 (four thousand and thirty five Dollars) (hereinafter—"the Factory Rent").

    6.1.2
    In respect of the Warehouses, the Tenant will pay the Landlord for each month the amount in Shekels equal to the sum of $2,800 (two thousand eight hundred Dollars) (hereinafter—"the Warehouse Rent").

    6.1.3
    The Kibbutz will, in addition, during the term of this Agreement (and for a period not exceeding 10 (ten) years), provide for the use of the Tenant at the rent set out in Appendix 'C' additional buildings having an area of approximately 1,272 square meters (delineated in orange on the plan attached as Appendix 'B' to this Agreement) (hereinafter—"the Additional Buildings") including additional buildings and/or installations as the Tenant will, if at all, build, subject to the provisions of this Agreement and subject also to the provisions prescribed in Appendix 'C' (hereinafter—"the New Construction").

      (The Factory Rent, Warehouse Rent, rent in respect of the Additional Buildings and rent in respect of the New Construction will be (hereinafter collectively called—"the Rent").

  6.2
  To all the sums (including interest) mentioned in section 6 (including the sub-sections thereof) Value Added Tax will be added in accordance with the statutory rate thereof on the date of actual payment of the Rent.

  6.3
  Each payment of Rent will be paid against a lawful tax invoice being provided.

  6.4
  For the removal of any doubt it is clarified that the Rent prescribed in sections 6.1.1—6.1.3 above is absolute and final and will not be affected by discounts and/or concessions in respect of consideration that the Tenant may provide to its customers and/or on account of the Tenant's lost or doubtful debts, and the foregoing shall not operate to reduce and/or vary the Rent and/or the payment dates prescribed in this Agreement unless otherwise agreed between the Tenant and the Landlord.

  6.5
  Procedure for paying the Rent and the Accounting in respect of making up Payments

    The procedure for paying the Rent, as prescribed in sections 6.1 - 6.3 above will be as follows:

    6.5.1
    To facilitate collection, the Tenant will deposit with the Landlord on the date of signature of this Agreement and at the beginning of each year of the tenancy, 12 post-dated checks for the 15th of each month, each of which being in the Shekel sum equivalent to                        according to the representative rate of exchange of the Dollar on the date of the signature of this Agreement, with the addition of Value Added Tax in accordance with the law.

    6.5.2
    The Tenant will additionally pay to the Landlord exchange rate differentials, if due, in respect of each post-dated check that has fallen due, in accordance with the representative rate of exchange of the Dollar on the date of actual payment, not being later than 7 (seven) business days after the date on which a written demand for payment of such exchange rate differentials will have been received.

    6.5.3
    The Landlord agrees that so long as the Tenant (as defined above) will be the party leasing the Premises mentioned, the Tenant will not be required to perform the terms contained in sections 6.5.1, 6.5.2 and 6.5.5 contained herein during the currency of the Tenancy Term, and the Rent will be paid to the Landlord monthly in advance, by not later than the 15th of each month in which it is payable, to the Landlord's account in the United Mizrachi Bank Branch No. 424 to account number 101761 or in such other manner as will be notified by the Landlord to the Tenant from time to time. Save that if the Premises or any part thereof will be sub-leased by the Tenant, as defined in section 5.4 above and/or the Tenant's rights in any of the bodies corporate (which constitute a party to this Agreement) will be assigned and/or transferred and/or sold to third parties, the Tenant will strictly perform the provisions of sections 6.5.1, 6.5.2 and 6.5.5 herein, as a condition for the Landlord's consent to the sub-tenancy and/or all for the purpose of that stated in section 13 hereof.

    6.5.4
    Once every half-year (at the end of every six months), an accounting will be made between the parties and the Tenant will make up to the Landlord the shortfall amounts to the extent such exist or the Landlord will repay to the Tenant overpaid amounts, to the extent such have been paid.

    6.5.5
    A delay exceeding 7 days in paying the Rent will incur linkage differentials to the CPI with the addition of interest according to the interest for unauthorised drawings customary in Bank Hapoalim BM for overdraft accounts as from the date prescribed for payment until the date of actual payment.

  6.6
  In the event of the Tenant being desirous of acquiring from the Tenant [sic] additional services and the Landlord being desirous of supplying the same to the Tenant, and the Landlord being able to supply such services, the parties will draw up an agreement accordingly.

7.
Declarations and Covenants of the Tenant

7.1
The Tenant declares that it has the ability and has available the financing and resources to perform all its obligations under this Agreement.

7.2
The Tenant undertakes to fulfil and abide by all statutory provisions, Regulations, Orders or By-laws relating to the Premises or the possession or use thereof in accordance with the Tenancy Purpose.

7.3
The Tenant declares that it is familiar with the Premises, has examined and double, checked the Premises and found them to be in their present condition, suitable for its needs for the Tenancy Purpose, and hereby waives any claim of defect and/or fault in connection therewith.

7.4
To the extent the matter pertains to the Tenant's ongoing maintenance and/or activity, the Tenant undertakes to maintain the Premises in the customary and reasonable manner, perform and fulfil all statutory provisions and obligatory Regulations applicable now or hereafter, from time to time, to the Factory and/or the activity therein carried on, including maintaining suitable conditions of maintenance, cleaning and safety, in compliance with the demands of the competent authorities.

7.5
The Tenant undertakes to keep the Premises in good, proper and safe condition and not to effect any act or deed which could endanger and/or harm and/or damage the same.

7.6
The Tenant undertakes to keep the Premises and the surroundings thereof clean.

7.7
Damages that will be caused to the Premises and which fall within the responsibility of the Tenant will be fixed by the Tenant as soon as possible after they have been caused or come about. Damages that will be caused to the Premises and falling within the responsibility of the Landlord will be fixed by the Landlord promptly after receiving notice and/or a demand for that purpose.

7.8
The Landlord and/or its representatives will have the right to enter upon the Premises at any reasonable time by prior arrangement, and examine the performance of the provisions of this Agreement and the Tenant undertakes to allow the Landlord's representatives entry to the Premises for the purpose of the foregoing.

7.9
The Tenant hereby expressly declares, as a fundamental and basic condition of this Agreement, that it has not paid nor undertaken to pay nor will it purport to pay any key money in any form whatsoever in connection with the Premises and/or the tenancy relationship under this Agreement, and the Tenant in no way, event or situation will be regarded as a protected tenant in accordance with the provisions of the Tenants Protection Law (Consolidated Version) 5732-1972, and will not be entitled to claim, in any event or situation that this law and any other law that will be added to or replace the same or be substituted therefor will apply to this Agreement and/or the Tenant and/or the Premises.

6

8.
Alterations and Additions to the Premises and New Construction

8.1
The Tenant will not make any external alteration and/or do any works at the Premises (other than within the Premises) (hereinafter—"Refurbishing Works") without requesting and receiving the Landlord's consent thereto. If such consent in writing is given by the Landlord, the Tenant may carry out the Refurbishing Works independently and at its own expense in accordance with but subject to the Landlord's consent and according to any law.

8.2
The Tenant will, from the date the Refurbishing Works commence at the Premises as mentioned in this section, ensure that the works will be carried out by it or on its behalf in a manner as will not harm or create any disturbance to the regular activity in the environment of the Premises.

8.3
All repairs and/or alterations and/or additions relating to or permanently obtained with the Premises that have been carried out by the Tenant with the Landlord's consent will, upon the termination of the Tenancy Term, pass to and into the ownership of the Landlord without the Tenant being able to demand or receive any compensation or payment for them unless otherwise agreed by and between the parties.

8.4
Notwithstanding the foregoing, the Tenant may dismantle and take possession of the investments which are suitable for its own needs provided this does not harm the Premises.

8.5
For the avoidance of any doubt it is hereby declared and agreed that nothing in the foregoing shall confer upon the Tenant any right whatsoever, including any right pursuant to the Tenants Protection Laws.

8.6
Should the Tenant effect at the Premises alterations and/or refurbishing that will require a building permit to be obtained, the Landlord will be responsible for obtaining all the necessary licences and permits, at the Tenant's expense, and the Landlord and/or the Tenant, as appropriate, will sign all the necessary documentation, applications and maps to the extent required. The Tenant will reimburse the Landlord for all costs incurred by the Landlord for which the Tenant is liable as stated in this sub-section (for the removal of any doubt it is clarified that the Landlord's costs do not include its direct costs which arise by the intrinsic filing of the application, such as costs in respect of the time invested by the Landlord in filing the application, travelling costs and the like).

8.7
The Tenant undertakes to compensate and indemnify the Landlord in respect of all and any damage and/or claim and/or payment that it will be compelled to pay under judgment as a result of any problem or defect and/or non-compliance with building permits according to section 8.6 above, provided the Landlord notifies the Tenant in writing of the existence of such claim of demand or damage in respect of which the Tenant owes indemnity under this section, within a reasonable time of becoming apprised of the filing of such claim or demand and has enabled it to enter a defence against them.

8.8
Everything stated above will, mutatis mutandis, similarly apply to New Construction, to the extent the Tenant decides to effect the same.

9.
Payments and Taxes

9.1
The Tenant undertakes to bear, from the commencement of the Tenancy Term and for the entire duration thereof, all payments, taxes, and other compulsory payments applicable to the party occupying the land, including municipal taxes, electricity, water, telephone, gas, signage fees, guarding, sewerage fees and any other payment applicable to the Premises.

  9.2
  The payment, with the addition of VAT in respect thereof, for the use of electricity, water and gas will be made in accordance with a reading taken from the meters installed at the Premises.

  9.3
  The Tenant undertakes to pay all the foregoing payments on their due date according to law or upon the date prescribed by the party demanding payment.

  9.4
  The Tenant will not be bound to pay any tax, levy, or compulsory payment applicable to the owner of land or which apply by law or custom to the Landlord.

  9.5
  The Landlord will bear all payments, levies, fees and/or taxes that will be imposed on property owners.

10.
Licensing and Permits

10.1
The Landlord will be liable for submitting the application to receive any licence or permit required by law for the performance of this Agreement and/or the activity thereunder, whereas the Tenant undertakes to comply with all the conditions required under such licence or permit and will further bear all costs involved therein except for the Landlord's direct costs involved in the submitting the application (time, travelling expenses). For the removal of any doubt it is clarified that the Landlord's duty as mentioned will only apply to the submission of applications relating to a license or permit involving construction and/or extensions or improvements of the Factory buildings. The submission of licenses and/or permits relating to the Tenant's commercial or industrial activity will be borne solely by and be at the Tenant's full responsibility.

10.2
The Landlord undertakes to sign all documents and/or applications required for any permit or license for performing this Agreement and/or activity for which the Landlord's consent is required, and will not unreasonably withhold his consent therefor.

10.3
The Tenant undertakes to do everything required by law in order to ensure that all the licenses and permits required for performing this Agreement or the activity thereunder (if any) will remain in force for the entire duration of the term of this Agreement.

11.
Liability

11.1
The Tenant will be liable fro (while the Landlord will be exempt from), any duty in respect of any loss, damage or harm to person or property of any kind whatsoever caused to the Landlord or persons on its behalf or to the Tenant and/or its customers and/or persons on its behalf and/or to any third party in all matters relating to or deriving from the Tenant's activity at the Premises.

11.2
The Tenant will be liable for, (while the Landlord will be exempt from), any duty in respect of damage or spoilage or malfunction that will be caused at the Premises of any kind whatsoever that will be caused in respect of any acts or omissions of the Tenant or its customers or employees or persons representing it in any matter relating to and deriving from the Tenant's activity at the Premises, fair wear and tear excepted as caused by natural causes.

11.3
All current expenses involved in repairing any damage, spoilage or malfunction at the Premises will be expended at the responsibility and expense of the Tenant.

11.4
The Tenant undertakes to fully indemnify the Landlord within 30 days of receiving its demand to do so for any such damage or spoilage to the extent of the payments or expenses which the Landlord will bear or become liable for in respect of such damage or spoilage.

11.5
The Tenant will fully indemnify the Landlord within 30 days of receiving its demand for any damage or spoilage or loss or harm that has been caused to any third party and which the

    Landlord has laid out to the extent of the amount of the payments or expenses that the Landlord will bear or become liable to pay in respect of such damage or spoilage, all without derogating from the Landlord's rights under this Agreement and/or under any law for any other relief or remedy provided that a statement of claim has been filed against the Landlord and a copy thereof has been forwarded to the Tenant and the latter enabled to enter a defence against the claims alleged therein in court.

  11.6
  The Landlord will not pay nor compromise in respect of any damage that has been caused and which is the responsibility of the Tenant as mentioned above without giving notice thereof to the Tenant and affording it an opportunity to defend the claims for damages within a reasonable time.

  11.7
  The liability for repairing all damages at the Premises, including the costs involved in improving direct infrastructures in the yards of the Premises or the Warehouses or the New Construction and/or resulting from the use of the Premises, will fall on the Tenant.

  11.8
  The responsibility of repairing damages in buildings which do not fall within the responsibility of the Tenant as provided in section 7.5 above will be borne by the Landlord provided that the damages result from reasonable use of the buildings.

  11.9
  The Tenant will be entitled (but not obliged) to effect any repair or replacement for which the Landlord is liable under this Agreement but has not performed, this being at the Landlord's expense provided that written notice of the necessity of making the repair will have been given to the Landlord 7 (seven) days in advance.

12.
Insurance

12.1
The Landlord will insure the buildings comprising the Premises at its own expense.

12.2
The Tenant undertakes to effect and maintain at its own expense and for the entire duration of the term of this Agreement, the following insurances:

12.2.1
Insurance of the insured property at its full reinstatement value against loss or damage resulting from fire, smoke, lightning, explosion, earthquake, storm, tempest, flood, damages caused by liquids, vehicle or aircraft damage or injury, burglary, robbery, strikes, disturbances, malicious damage.

      The term "insured property" means the cleaning system, fixtures and fittings that have been added to the Premises by the Tenant and which are permanently affixed thereto, including installation equipment, accessories, improvements and investments in inventory of merchandise and contents of any other kind whatsoever that have been moved into the Premises by the Tenant.

    12.2.2
    Consequential loss insurance and loss of income to the Tenant following damage to the Premises by the risks enumerated in section 11.2.1 above.

      The Tenant's compulsory legal insurance towards third parties relating to or resulting from the activity at the Premises or the Tenant's occupation of the Premises within the liability limits of not less than $1,000,000 per event and for the period. The policy will be extended to include the Landlord in respect of its liability for the Tenant's acts and/or omissions.

      This insurance will not include any reservation or exception (if such exists) relating to a claim under the National Insurance Law, nor any exception or provision which causes the lapse of or limits any cover for damage caused in consequence of lifting devices, loading and unloading, fire excavations, steam, explosion, flood, toxic or harmful materials in food or drink, defective sanitary devices, contractors and sub-contractors.

    12.2.3
    Employers' liability insurance in respect of all the workers employed by the Tenant, including sub-contractors with liability limits of not less than $5,000,000 per claimant, event and for the period. The policy will be extended to indemnity the Landlord in the event of its being deemed to be an employer of the Tenant's employees.
  12.3
  The insurance policies will include the following clauses:

  12.3.1
  The Landlord will be included as an additional assured under a third party policy.

  12.3.2
  Third party liability insurances will include a cross-liability clause.

  12.3.3
  All policies will include a waiver clause of subrogation claims of the insurer against the Landlord, its members, directors, employees provided that such waiver of subrogation will not apply for the benefit of any party who has caused damage with malicious intent.

  12.3.4
  An express condition whereby the above insurances will not be limited or cancelled for the entire duration of this Agreement unless at least 30 (thirty) days' prior notice is given to the Landlord to that effect by registered mail before the requested date of cancellation.

  12.3.5
  A condition that the insurances according to this section 11 [sic]take priority as against any insurance made by the Landlord, and the insurer waives any demand or claim concerning the sharing of the Landlord's insurances.

  12.4
  Without derogating from the generality of the foregoing, the Tenant undertakes to produce to the Landlord within 30 (thirty) days of the date of signing this Agreement, a certificate of the existence of the above insurances. The Tenant undertakes to produce the insured policies to the Landlord for approval prior to signing the same. It is clarified that nothing contained in this section shall operate to impose any liability whatsoever on the Landlord which falls within the responsibility of the Tenant as expressly stated in this Agreement.

  12.5
  The Tenant undertakes to punctually pay the insurance premiums. Any insurance premiums not punctually paid by the Tenant may be paid by the Landlord at its sole determination, after 7 (seven) days' notice being given to pay the unpaid amount and the Tenant will be bound to repay the amounts so paid with the addition of interest at the unauthorized drawing rate on overdraft accounts customary in Bank Hapoalim with the addition of all costs incurred by reason thereof.

  12.6
  The partners agree that in the event of an insurance event occurring in respect of which any insurance monies are paid out, such monies will be transferred to the Landlord who will allocate the same for the benefit of restoring the damage, provided that the insurance monies actually received will be sufficient to perform such restoration works.

    To the extent the insurance money received will be insufficient to cover the damage restoration costs, the Landlord will be entitled, at its sole determination, to decide whether to restore the damage or not and the Tenant will have no claim or demand against the Landlord in this connection unless the Tenant notifies the Landlord in writing within 7 (seven) days of being apprised that the insurance monies received are insufficient to cover the costs of the damage, of its wish to make up such damage restoration costs.

13.
Assignment of the Agreement

13.1
Subject as provided in section 5.4 above, the Tenant undertakes not, without receiving the prior written consent of the Landlord, to transfer, dispose of, sell or charge or assign its rights under this Agreement in whole or in part to any person or body nor suffer any other party to use the same.

  13.2
  Section 13.1 above will not apply to a transfer, disposal, sale, charge or assignment of rights under this Agreement to a body corporate controlled by the Tenant provided that the Tenant's rights in the transferee body corporate will be not less than 75% of the capital and control and the Tenant will continue to be liable for its undertakings under this Agreement.

  13.3
  The Landlord will be entitled to transfer its rights in the Premises to any other party or parties subject to the Tenant's rights hereunder not being prejudiced and the Landlord will remain jointly and severally liable with the transferee for the performance of its undertakings under this Agreement.

14.
Work at the Premises and Prevention of Nuisance

14.1
The Tenant will be entitled to execute any work or use or action at the Premises pursuant to the Tenancy Purpose in accordance with the provisions of any law.

14.2
The Tenant undertakes to operate the Premises without causing nuisances and subject to the statutory provisions dealing with nuisances, including those relating to the environment. The Tenant will reasonably act to find suitable solutions in order to reduce any nuisance to the satisfaction of the Landlord, having regard to the Tenancy Purpose.

14.3
The Tenant undertakes to remove all waste (if any) from its activity at the Premises, at its own expense.

14.4
To the extent that any fine or other sanction will be imposed on the Landlord by judgment on account of any nuisance under this Agreement, the Tenant will indemnify the Landlord for any payment which it is compelled to pay provided the Landlord has notified the Tenant in writing of the existence of such penalty or sanction in respect of which the Tenant is liable to indemnity under this section, within a reasonable time of its having become aware of the filing of the claim or the demand or the penalty or the section and, to the extent it depends on it, the Tenant has been afforded an opportunity to defend against such claim, demand, penalty or sanction.

15.
Fundamental Breach

  Without derogating from the provisions of any law and the terms of this Agreement it is agreed that the parties' undertakings contained in sections 4.3; 5; 6; 7; 8; 9; 10; 11; 12; 13; and 14 are fundamental undertakings the breach of which by any of the parties will be a fundamental breach, provided the party claiming such fundamental breach has notified the other in writing of the breach and it has not been cured within five business days of the date on which it was informed of the breach (hereinafter—"Fundamental Breach").

16.
Termination or Rescission of the Tenancy Term

16.1
The Tenant undertakes, at the expiration of the Tenancy Term, as appropriate, or upon the termination of this Agreement for any reason, to quit the Premises and surrender the same in clean, vacant, good and usable condition except for reasonable wear by reason of regular use.

16.2
The Premises will be delivered up to the Landlord including all alterations, refurbishing, addition, repair, and installation permanently affixed to the Premises including also those added or installed by the Tenant at its own expense unless the Landlord has demanded the removal of such addition / installation, and the Tenant will have no claim or demand against the Landlord to receive any consideration or compensation in respect thereof. Notwithstanding that stated, it is agreed that the Tenant will be entitled to dismantle and remove from the Premises fixtures belonging to the Tenant provided it restores the Premises to the condition in which it was as of the date of the commencement of the tenancy.

    The Tenant hereby declares that if it fails to independently quit the Premises on the date mentioned above, the Landlord will be entitled to evict any person and remove any thing belonging to the Tenant from the Premises, all at the Landlord's sole determination, the costs of such eviction and removal to fall on the Tenant.

17.
Dispute Resolution

17.1
All disputes and differences between the parties pertaining to this Agreement, including the validity, interpretation, performance and breach thereof will be resolved by the parties themselves, and all determinations and conclusions that will be agreed on with the CEO of the Company and the Kibbutz Housekeeping Coordinator will be binding upon the parties.

17.2
All disputes and differences between the parties pertaining to this Agreement that remain unresolved as mentioned above and/or through their attorneys will be submitted for clarification to a mediator that will be selected by the parties who will act to settle the dispute quickly and positively. The mediation procedures will not commence if any party has notified that it does not desire them and will be immediately terminated on the date on which such party gives notice to that effect, any party being entitled to give such a notice for any reason whatsoever and even without providing any reasons.

17.3
The dispute will be referred to the determination of an arbitrator if the differences between the parties have not been resolved by consent or in accordance with section 17.2 above.

17.4
The arbitrator will be appointed with the agreement of the parties. Absence of agreement by the parties regarding the arbitrator's identity within 14 days of the demand for such appointment first being requested by either of the parties will lead to the arbitrator being appointed by Advocate Ossnat Naveh, by application of either of the parties.

17.5
The arbitrator will not be bound by procedure and rules of evidence but will be subject to substantive law and be empowered to issue temporary awards and be bound to provide reasons for his award. The arbitrator will give his reasoned decision in writing after hearing the parties, and to the extent possible within 60 days of the matter being referred to him.

17.6
The provisions of this section will be deemed to be an arbitration agreement between the parties according to the Arbitration Law, 5728-1968.

18.
Miscellaneous

18.1
This Agreement and the Appendices thereto expressly provide for and encompass all the conditions, undertakings and provisions applicable to the engagement between the parties. This Agreement supersedes all and any undertaking, agreement, declaration and understanding (if made) between the parties to this Agreement in writing or verbally, prior to the signature thereof.

18.2
No modification to the provisions of this Agreement will be of any effect nor binding unless made in writing and signed by all the parties.

18.3
Any concession, time or waiver granted by one party to the other or other forbearance in connection with any breach of this Agreement will not constitute any waiver of the rights of the party injured by such breach or waiver of the undertakings of the infringing party or consent to any further breach of this Agreement, and will be in effect for the specific instance and time only and create no estoppel in the future.

18.4
All notices under this Agreement given by hand or by fax or by registered mail sent within Israel according to the parties' addresses as set out at the beginning of this Agreement or to such other address as will be notified in accordance with this section will be deemed to have been received on the date of delivery thereof by an authorized representative of such party or

    24 hours after the date of the transmission by fax provided that a telephonic acknowledgement of receipt of the fax has been received from the recipient or 72 hours from the date the letter is sent by registered mail.

In witness whereof the parties have set their hands:

Kibbutz Eyal
Eyal Hasharon Farmers
Eyal Optical Industries (1995) Ltd.

Appendix 'C'

Rent in Respect of Additional and New Buildings

1.
The Rent in respect of the office building and the approach leading thereto, aggregating 263 square meters, will be paid commencing 11 years after the end of the construction of the building, namely 1 January 2011.

2.
The Rent in respect of extending the building north-west and south, aggregating 302 square meters, will be paid commencing 10 years after the end of the construction of the building, namely 1 July 2008.

3.
The Rent in respect of the two storey building, aggregating 707 square meters will be paid commencing from 10 years after the end of the construction of the building, namely 1 December 2012.

New Construction, if any, after the date of the commencement of the Agreement will be carried out and paid for by the Tenant. The Rent in respect of New Construction will be paid commencing from 10 years after the end of construction.

Kibbutz Eyal
Eyal Hasharon Farmers
Eyal Optical Industries (1995) Ltd.

QuickLinks

TENANCY AGREEMENT
In witness whereof the parties have set their hands
Rent in Respect of Additional and New Buildings